UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BREDA TELEPHONE CORP.

(Name of Registrant as Specified In Its Charter)

__________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 1, 2009

Dear Shareholders:

You are cordially invited to the annual meeting of Breda Telephone Corp. at the Breda Legion Hall located at 208 Main, Breda, Iowa, on Thursday, May 21, 2009, at 6:30 p.m.

The following documents are being provided to you along with this letter:

1.	Notice of Annual Meeting of Shareholders
2.	Proxy Statement
3.	Ballot
4.	2008 Annual Report
5.	Two ballot envelopes

If, however, you are the holder of only shares of the Class B Common Stock, your package does not include a ballot or ballot envelopes because the Class B Common Stock does not have voting rights on the matters to be presented at the meeting.

One item on the ballot is the Ratification of Appointment of Auditors. Breda Telephone Corp.’s Board of Directors has retained Kiesling Associates LLP to act as independent auditors for Breda Telephone Corp. during 2009. The other item on the ballot is the election of directors. There are four candidates for the three director positions that need to be filled at this year’s annual meeting. Please complete your ballot and return it as instructed in the ballot.

We encourage your attendance at the annual meeting. Some of the information mailed to you along with this letter will be covered at the annual meeting so please bring your package of information along to the meeting.

We look forward to seeing you at the annual meeting as we share information on Breda Telephone Corp.

Sincerely,

/s/ Charles Thatcher

Charles Thatcher, President

BREDA TELEPHONE CORP.

_______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2009

_______________________

To the Shareholders:

You are cordially invited to the annual meeting of the shareholders of Breda Telephone Corp. that will be held at the Breda Legion Hall, 208 Main, Breda, Iowa, on Thursday, May 21, 2009, commencing at 6:30 p.m., for the following purposes:

1.	To elect three directors.

2.	To ratify the selection of Kiesling Associates LLP as Breda Telephone Corp.’s independent auditor for the fiscal year ending December 31, 2009.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record as of the close of business on April 1, 2009, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the 2008 Annual Report to Shareholders, which includes financial statements, is also enclosed.

By Order of the Board of Directors,

/s/Neil Kanne

Neil Kanne

Secretary

Breda, Iowa

May 1, 2009

BREDA TELEPHONE CORP.

112 East Main

P.O. Box 190

Breda, Iowa 51436

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2009

GENERAL INFORMATION

This Proxy Statement is being provided byBreda Telephone Corp. ("Breda") in connection with the annual meeting of the shareholders which will be held on May 21, 2009, commencing at 6:30 p.m., at the Breda Legion Hall, 208 Main, Breda, Iowa, and any adjournment or postponement thereof (the "Meeting"). If you need directions to the Breda Legion Hall, please call Breda at (712) 673-2311.

If a ballot is properly completed and timely returned, the shares it represents will be voted at the Meeting in accordance with the specifications provided in the ballot. If a shareholder returns the ballot to Breda before the Meeting, but attends the Meeting and wants to change the shareholder’s vote, the shareholder may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting. The shareholder will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

This Proxy Statement and the accompanying ballot were first mailed to shareholders on or around May 1, 2009. The cost of the preparation, distribution and handling of this Proxy Statement and the ballots will be borne by Breda.

The ballot is solicited on behalf of the Board of Directors of Breda, and is being provided to the shareholders by Breda in accordance with the Second Amended and Restated Bylaws of Breda.

To reduce the expenses of delivering duplicate proxy materials, Breda is taking advantage of the SEC’s "householding" rules that permit Breda to deliver only one set of proxy materials to shareholders who share an address unless Breda has received contrary instructions. If you share an address with another shareholder and have received only one set of proxy materials, Breda will promptly deliver you a separate copy of the proxy materials upon your written or oral request. You may request a separate copy of the proxy materials at no cost to you by calling Jane Morlok at (712) 673-8101 or by writing to Breda Telephone Corp., 112 East Main, P.O. Box 190, Breda, Iowa 51436, Attn: Jane Morlok. For future annual meetings, you may request separate proxy materials, or request that Breda send only one set of proxy materials to you if you are receiving multiple copies, by calling (888) 508-2946 or writing to Ms. Morlok at the address given above.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2009.

This Proxy Statement and the 2009 Annual Report are available at www.westianet.com under the "Company" section of that website.

VOTING SECURITIES

Only shareholders of record as of the close of business on April 1, 2009 will be entitled to notice of, and to vote at, the Meeting.

Breda’s authorized stock consists of Class A Common Stock, no par value, and Class B Common Stock, no par value. The Class B Common Stock generally has no voting rights. The Class A Common Stock is comprised of three series, Series 1, Series 2 and Series 3.

As of April 1, 2009, Breda had the following outstanding shares of stock: (i) 2,326 shares of the Series 1 Class A Common Stock, which were held by 59 different shareholders, (ii) 24,485 shares of the Series 2 Class A Common Stock, which were held by 535 different shareholders, (iii) 47 shares of the Series 3 Class A Common Stock, which were held by 19 different shareholders, and (iv) 3,993 shares of the Class B Common Stock, which were held by 100 different shareholders.

Breda had a total of 661 shareholders as of April 1, 2009. Some of the shareholders own shares of more than one of the series of the Class A Common Stock or own both Class A Common Stock and Class B Common Stock, and that is why the total number of shareholders noted in the preceding paragraph exceeds 661.

Each Series 1 and Series 2 Class A Common Stock shareholder is entitled to only one vote on all matters presented to the shareholders, regardless of the number of shares of the Series 1 or Series 2 Class A Common Stock owned by the shareholder. Each Series 3 Class A Common Stock shareholder is entitled to one vote for each share of the Series 3 Class A Common Stock owned by the shareholder on all matters presented to the shareholders. The Series 1 Class A Common Stock, Series 2 Class A Common Stock and Series 3 Class A Common Stock will vote as a single voting group on both of the matters which will be presented to the shareholders at the Meeting. The Class B Common Stock does not have any voting rights on either of the matters which will be presented to the shareholders at the Meeting.

The Series 1 Class A Common Stock, Series 2 Class A Common Stock and Series 3 Class A Common Stock are collectively referred to in this Proxy Statement as the "Common Stock". Any references in this Proxy Statement to a "shareholder" mean a Series 1 Class A Common Stock shareholder, a Series 2 Class A Common Stock shareholder or a Series 3 Class A Common Stock shareholder, and any references to the "shareholders" are to all of the Class A Common Stock shareholders.

Any number of shareholders present in person or represented by proxy or ballot at the Meeting will constitute a quorum of the shareholders for purposes of the Meeting.

If a quorum exists, directors will be elected by a plurality of the votes cast. If a quorum exists, shareholder action on the ratification of the selection of Breda’s independent auditor will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

Votes withheld and abstentions and broker non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast for or against either of the matters to be voted upon at the Meeting.

Under Breda’s Second Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot as described in this paragraph. The written ballot must be mailed by regular mail to the shareholders entitled to vote on the matter in question, along with two envelopes. One of the envelopes must be marked "Ballot", and the other must be a self-addressed, stamped envelope addressed to a post office box in Carroll, Iowa. The return envelope must have a control number on the envelope which has been assigned to the shareholder in question. All shareholders will be requested to use those envelopes to mail the written ballot to Breda, but a shareholder may deliver the written ballot to Breda in those envelopes before or at the meeting in question. Any envelopes received at Breda’s office prior to the corresponding meeting are delivered to that post office box, where practicable. If a shareholder mails or delivers a written ballot to Breda and attends the meeting in question and wants to withdraw the shareholder’s written ballot or change the shareholder’s vote from that indicated on the shareholder’s written ballot, the shareholder will be allowed to do so by notifying the secretary or another officer of Breda at the commencement of the meeting. In that case, the shareholder will be provided with another written ballot to complete and deliver to the secretary at the meeting. The Board of Directors is authorized to determine the form and content of the written ballot to be used for each shareholders meeting. If a written ballot is properly completed and timely returned or delivered, the shareholder’s vote will be voted at the meeting in question in accordance with the specifications contained in the written ballot.

Breda’s Second Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm providing audit services to Breda, legal counsel as appointed by the Board of Directors, and two other shareholders. The latter two shareholders appoint their own replacements for the next year, but if those shareholders do not designate their replacements, the Board of Directors may do so. The ballot committee has sole control over the post office box, and is responsible for tabulating all of the voting by written ballots at each meeting.

The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting. Given this practice, Breda does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting. Shareholders are therefore strongly encouraged to timely mail their written ballots. Shareholders will, however, be permitted to present their ballots at the Meeting in the envelopes provided by Breda, and if you attend the Meeting and desire to withdraw your ballot, you may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting. You will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

No shareholder proposals will be able to be made or acted upon at the Meeting, and no shareholder action will be able to be taken at the Meeting other than action on the election of three directors and the ratification of the selection of Breda’s independent auditor for 2009.

ELECTION OF DIRECTORS

The Board of Directors of Breda consists of seven members. Each director is elected to a three year term and until his or her successor is elected, or until his or her death, resignation or removal. The terms of office of the directors are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year.

Each director must be a Class A Common Stock shareholder, and a director will automatically cease to be a director if he or she ceases to hold any shares of the Class A Common Stock. Each director must also be at least 18 years old. No individual may serve more than three consecutive terms as a director, and if an individual has served for three consecutive terms as a director, that individual must be off the Board for at least one year before the individual can again be elected as a director.

The terms of three directors will expire at the Meeting, so one of the purposes of the Meeting is to elect three directors. The nominees for those three director positions are identified below.

Breda’s Second Amended and Restated Bylaws includes a nomination process for determining the nominees for election as directors of Breda that Breda has utilized since Breda was organized. Under that process, an individual meeting the qualifications set forth in the preceding paragraphs can be nominated to serve as a director of Breda if any three or more Class A Common Stock shareholders nominate that individual and provide Breda with a signed nominating petition satisfactory to Breda by the time established by Breda. The nominee must also provide Breda with a nominee statement acceptable to Breda by that same time. An individual who meets the qualification requirements for a director and who is properly and timely nominated for election as a director will be presented as a nominee for election as a director at the next annual meeting of the shareholders. Breda notified its shareholders by letter dated February 27, 2009, that any one wishing to nominate themselves or another Class A Common Stock shareholder to serve as a director needed to submit a nominating petition to Breda by no later than March 31, 2009, and that a shareholder could obtain a nominating petition by contacting Breda. Four individuals were nominated to serve as a director through this process, and those individuals are identified below.

The Board anticipates that each of the nominees will be able to serve, if elected, but if any nominee is unable to serve at the time of election, any vote for that nominee will not be counted and will not be cast for the other nominee.

Directors Continuing in Office After the Meeting.

The following paragraphs provide some information regarding the directors whose term extends beyond the date of the Meeting.

Charles Thatcher. Charles (Chuck) Thatcher has been a director of Breda since May, 2001. His current term as a director of Breda will end at the annual shareholders meeting which will be held in 2010. He has also served as a director of each of Breda’s subsidiaries since May, 2001. He has been the president of Breda and each of Breda’s subsidiaries since June 14, 2005. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for over 20 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials. Mr. Thatcher is 57 years old.

Neil Kanne. Neil Kanne has been a director of Breda since May, 2004. His current term as a director will end at the annual shareholders meeting which will be held in 2010. Mr. Kanne has also served as a director of each of Breda’s subsidiaries since May, 2004. Mr. Kanne has been the secretary of Breda and each of Breda’s subsidiaries since October 30, 2006. Mr. Kanne has been self-employed as a farmer since 1970. Mr. Kanne is 62 years old.

Daniel Nieland. Daniel Nieland has been a director of Breda since May, 2005. His current term as a director will end at the annual shareholders meeting which will be held in 2011. Mr. Nieland has also served as a director of each of Breda’s subsidiaries since May, 2005. Mr. Nieland has been the vice president of Breda and each of Breda’s subsidiaries since June 10, 2008. Mr. Nieland has been self-employed as a farmer since 1978. He has served as a board member of Mt. Carmel Mutual Insurance Association in Breda, Iowa since 1988. Mr. Nieland has served as a Carroll County Supervisor since January 2007. Mr. Nieland is 52 years old.

Dean Schettler. Dean Schettler has been a director of Breda since May 22, 2008, and his current term as a director will end at the annual shareholders meeting which will be held in 2011. Mr. Schettler has also served as a director of each of Breda’s subsidiaries since May 22, 2008. Mr. Schettler was a director of Breda and each of Breda’s subsidiaries from April, 1997 until October 25, 2006. He was the president of Breda and each of Breda’s subsidiaries from May 11, 1998 through June 9, 2003, and he was the vice-president of Breda and each of Breda’s subsidiaries from June 9, 2003 until June 14, 2005. Mr. Schettler was employed by Pella Corporation in Pella, Iowa from August, 1986 until April 27, 2007. He was a moulder technician until August, 1997, and he was a production coordinator from that time until April, 2007. Pella Corporation is a window and door manufacturer. He has been the owner and president of Keystone Petroleum Products, LLC, dba Sheppy’s Shortstop, in Breda, Iowa, since April 27, 2007. Mr. Schettler is 56 years old.

Directors Not Continuing In Office.

Robert Buelt’s term as a director of Breda will end at the Meeting. Mr. Buelt has elected to not seek re-election as a director.

Robert Buelt has been a director since October, 2006. As noted above, his current term as a director will end at the Meeting. Mr. Buelt has also served as a director of each of Breda’s subsidiaries since October, 2006. Mr. Buelt was the clubhouse manager for Breda Golf Club, Ltd. from March 1, 1999 until November 1, 2001. He has been the assistant manager of the Carroll Car Credit Company since November 1, 2001, and has been the owner and operator of Buelt Hatchery and Storage since January 1, 1985. Carroll Car Credit Company helps individuals establish and reestablish credit to purchase vehicles available from Carroll Car Credit Company. Buelt Hatchery and Storage is a mini-storage unit facility. Mr. Buelt is 50 years old.

Nominees for Director.

The terms of three directors will expire at the Meeting, so three directors accordingly need to be elected at the Meeting. The individuals who are elected to those director positions will serve until the annual shareholders meeting which will be held in 2012. There are four nominees for those three director positions, and the following paragraphs provide some information regarding those nominees.

Rick Anthofer. Rick Anthofer is one of the nominees for election as a director. Mr. Anthofer has been a director of Breda since August, 2003. His current term as a director will end at the Meeting. Mr. Anthofer has also served as a director of each of Breda’s subsidiaries since August, 2003. He has served as the treasurer of Breda and each of Breda’s subsidiaries since June 14, 2005. Mr. Anthofer has been the vice-president of Breda Savings Bank in Breda, Iowa, since approximately September 15, 1999. He was an agricultural and commercial loan officer and an assistant vice-president at Carroll County State Bank in Carroll, Iowa for approximately 13 years prior to that time. Mr. Anthofer has been a member of the Breda, Iowa City Council since 1988. Mr. Anthofer is 52 years old.

Clint Daniel. Clint Daniel is one of the nominees for election as a director. Mr. Daniel has been one of the owners and operators of a family farrowing to finish hog operation since 1995. The hog operation is conducted through Daniel Pork, LLC. Mr. Daniel is 39 years old.

Dr. Daniel McDermott. Dr. Daniel McDermott is also a nominee for election as a director. Mr. McDermott has been a veterinarian since 1981, and he is a former owner of Breda Lake View Vet Services. Mr. McDermott is 56 years old.

Clifford Neumayer. Clifford Neumayer is the other nominee for election as a director. Mr. Neumayer has been a director of Breda since October, 2006. His current term as a director will end at the Meeting. Mr. Neumayer has also served as a director of each of Breda’s subsidiaries since October, 2006. Mr. Neumayer was also a director of Breda and each of Breda’s subsidiaries from April, 1996 until May 17, 2005. He was the vice-president of Breda and each of Breda’s subsidiaries from May 7, 1996 through June 9, 2003, and the president of Breda and each of Breda’s subsidiaries from June 9, 2003 until June 14, 2005. Mr. Neumayer has been self-employed as a farmer since 1970. Mr. Neumayer is 60 years old.

Directors of Breda’s Subsidiaries.

The directors of Breda have historically also served as the directors for Breda’s four direct and indirect wholly owned subsidiaries. The nominees who are elected to serve as a director of Breda will accordingly also be elected by Breda or the applicable subsidiary of Breda to serve as a director of each of those four subsidiaries.

Director Independence.

The Board of Directors has determined that each of the directors, and all nominees for election as a director as set out in this Proxy Statement, meet the standards of independence under the

Governance Guidelines and applicable NASDAQ stock market listing standards, including that each director and nominee for election as a director is free of any relationship that would interfere with his or her individual exercise of independent judgment. Dave Grabner served as a director until May 22, 2008. The Board of Directors has determined that Mr. Grabner also met the standards of independence set forth in the preceding sentence.

Committees of the Board of Directors.

Audit Committee. Breda does not have a separately-designated standing audit committee, and Breda’s entire Board of Directors performs any functions that would otherwise be performed by an audit committee.

Breda’s Board of Directors has determined that Breda does not have an audit committee financial expert, as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, serving on the Board of Directors. There are various factors which may contribute to the fact that Breda does not have an audit committee financial expert serving on its Board of Directors. For example, although Breda is subject to the reporting requirements of the Securities Exchange Act of 1934, it is a relatively small company, and its corporate offices are located in a small, rural community in Iowa, both of which facts limit its ability to identify and to attract an audit committee financial expert. Also, under Breda’s governing documents, an individual can only be a director of Breda if the individual holds shares of the Class A Common Stock of Breda, and there are restrictions on who can hold shares of the Class A Common Stock. There is therefore a limited pool of individuals who are even eligible to be considered for a director position with Breda. There are also limitations on the number of shares which can be held by any shareholder. For example, no shareholder may generally own more than 2% of the total issued and outstanding Common Stock of Breda. In addition, each Class A Common Stock shareholder is generally entitled to only one vote on each matter submitted to the shareholders, regardless of the number of shares of Class A Common Stock held by the shareholder. Those restrictions may limit the number of individuals who desire to be a shareholder of Breda. Further, all nominees for election as a director of Breda are nominated by the shareholders, and the shareholders may not take into consideration some of the particular issues that are raised or attempted to be addressed by the Securities Exchange Act of 1934 and its implementing regulations. Breda’s Board of Directors believes that all of these factors make it unlikely that Breda will have an audit committee financial expert serving on the Board of Directors in future years.

An audit committee report appears later in this Proxy Statement.

Nominating Committee. Breda does not have a standing nominating committee of the Board of Directors, or any committee performing similar functions.

The Board of Directors believes that it is appropriate for Breda to not have a standing nominating committee because Breda’s Second and Amended Restated Bylaws include a shareholder nomination process for determining the nominees for election as a director of Breda that has been utilized by Breda since Breda was organized. The process is described at the beginning of the ELECTION OF DIRECTORS section of this Proxy Statement. The directors therefore do not, in their capacity as directors, participate in the consideration of director nominees, other than to perhaps at times confirm that the nominees have been properly and timely nominated and meet the qualification requirements for a director. The latter determinations are, however, generally made by an officer of Breda. A director may, however, in his or her capacity as a Class A Common Stock shareholder, nominate himself or herself or another Class A Common Stock shareholder for election as a director pursuant to the shareholder nomination process set out in Breda’s Second Amended and Restated Bylaws. As noted previously, Rick Anthofer, Clint Daniel, Dr. Daniel McDermott and Clifford Neumayer have been nominated for election as a director at the Meeting pursuant to the shareholder nomination process.

Compensation Committee. Breda does have a standing compensation committee comprised of three members of Breda’s Board of Directors. The members of the compensation committee are appointed annually by the Board of Directors at its annual organizational meeting, which is generally the next regularly scheduled meeting of the Board of Directors which is held after the annual shareholders meeting.

The compensation committee’s role includes assisting the Board of Directors in establishing goals and objectives for its chief executive officer, chief operations officer and chief financial officer, and, after reviewing the results of the performance of those officers, to recommend their salary, annual bonus and other compensation to the Board of Directors for approval. The chief executive officer also provides input and recommendations with respect to the salary and bonus of the chief operations officer and the chief financial officer. The compensation committee does not have the authority to establish the compensation of any of the executive officers, with the ultimate decision on all such matters to be made by the Board of Directors.

Breda operates in a competitive and rapidly evolving industry. The key objectives of Breda’s compensation program are to attract, motivate and retain executive officers with the abilities and background to promote Breda’s success. Breda currently seeks to achieve its objectives by providing its executive officers with competitive cash compensation through salary, annual bonus and contributions by Breda to Breda’s defined benefit retirement and security program which is sponsored by the National Telephone Cooperative Association.

The base salaries for the chief executive officer, chief operations officer and chief financial officer are determined based on the terms of Breda’s employment agreements with those officers and a variety of other factors, including their scope of responsibilities, market competitive assessments of similar roles at other similarly situated companies, and general performance. The base salaries of the chief executive officer, chief operations officer and chief financial officer are fixed on an annual basis, and are not tied to the achievement of any specific performance goals or requirements for any fiscal year. The base salaries of the chief executive officer, the chief operations officer and the chief financial officer are reviewed annually, generally in July.

The chief executive officer, chief operations officer and chief financial officer also have the opportunity to earn an annual bonus. There are currently no set guidelines for determining whether a bonus will be paid or for the amount of any bonus, but the bonus will likely be based on a variety of factors, including a list of goals and objectives that must be achieved by the officer and by Breda. The bonus program is administered annually, with payments generally made in July.

The salary and bonus amounts are subject to approval by the Board of Directors. The Board of Directors did not modify or reject in any material way any recommendations of the compensation committee with respect to the salary and bonus payable to the chief executive officer, chief operations officer and chief financial officer for 2008.

The compensation committee does not have the authority to delegate any of its authority to any other persons or to retain any compensation consultants for purposes of determining or recommending the amount or form of any executive compensation.

The compensation committee does not have a charter.

The members of the compensation committee that were appointed in July, 2007 were Robert Buelt, Neil Kanne and Rick Anthofer. The members of the compensation committee that were appointed in June, 2008 were Rick Anthofer, Neil Kanne and Robert Buelt. The compensation committee as appointed in July, 2007 held one committee meeting during 2007 and 2008, and the compensation committee as appointed in June, 2008 held no meetings in 2008 and 2009 (through April 1, 2009).

The compensation committee does not participate in the establishment of, or make any recommendations regarding, the compensation of Breda’s directors. The compensation of the directors is established solely by the Board of Directors.

Meetings of the Board of Directors; Attendance at Shareholder Annual Meetings.

The Board of Directors held a total of 21 meetings (including regularly scheduled and special meetings) during 2008. During 2008, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors which were held during the period the director served as a director, and (2) the total number of meetings held by any committees of the Board of Directors on which the director served during the period that the director served on the committee.

Breda does not have any formal policy with regard to directors' attendance at annual meetings of the shareholders. Breda does, however, encourage all of its directors to attend the annual meeting of shareholders, and all of the directors attended the annual shareholders meeting for 2008.

Shareholder Communications to the Board of Directors.

Breda’s Second Amended and Restated Bylaws provide that any shareholder desiring to send a communication to the Board of Directors may do so in writing by either delivering the writing to Breda’s principal office, currently at 112 East Main, P.O. Box 190, Breda, Iowa 51436, or by mailing the writing to Breda’s principal office, in either case, to the attention of the President of Breda. Breda will send a copy of each such writing directly to each director.

Executive Officers of Breda.

The executive officers of Breda are elected annually by the Board of Directors at its annual organizational meeting, and hold office until the next annual organizational meeting of the Board of Directors and until their respective successors are chosen or until their death, resignation or removal. The annual organizational meeting of the Board of Directors is the first regularly scheduled meeting of the Board of Directors which is held after the annual shareholders meeting. Each officer, other than the chief executive officer, the chief operations officer and the chief financial officer, must also be a director of Breda.

The officers of Breda have historically also served as the officers for each of Breda’s four direct and indirect wholly owned subsidiaries.

The president, vice-president, treasurer and secretary of Breda as of the time of the mailing of this Proxy Statement are identified in the above discussion of the directors and nominees for director of Breda. Breda does not have any written employment agreements with any of those officers. Breda’s chief executive officer, chief operations officer and chief financial officer are discussed in the following section of this Proxy Statement.

SIGNIFICANT EMPLOYEES

Breda has three employees who make a significant contribution to Breda’s business. Those employees are Steve Frickenstein, Charles Deisbeck, and Jane Morlok. Breda has employment agreements with each of those individuals, and those agreements are summarized below. Breda does not have any written employment agreements with any other employees.

Mr. Frickenstein. Breda entered into an employment agreement with Steve Frickenstein on June 14, 2006, pursuant to which Mr. Frickenstein became employed as the chief executive officer of Breda effective on July 1, 2006. Breda anticipates that Mr. Frickenstein will retire upon the termination of his employment agreement with Breda on June 30, 2009.

Mr. Frickenstein served as a general manager of construction support for AT&T from May 1, 2000 through July 22, 2005. He provided various consulting services to Breda during the period of January, 2006 to June, 2006. Mr. Frickenstein has over 36 years of experience in the telecommunications industry. He began his career as a lineman for Illinois Bell. He has also had assignments in Europe and with Bell Labs in New Jersey. Mr. Frickenstein is 57 years old.

Mr. Frickenstein’s annual salary was $135,000 during the first year of the employment agreement. The employment agreement provides that Mr. Frickenstein’s annual salary during the second year and the third year of the employment agreement will be set by Breda’s board of directors, but will not be less than $135,000 per year. Mr. Frickenstein’s annual salary was set at $140,600 for the year commencing July 1, 2007, and at $144,826 for the year commencing July 1, 2008. Breda’s board of directors may also, in its sole discretion, establish a bonus program for Mr. Frickenstein for the second year and the third year of the employment agreement. No formal bonus program has been established, but Mr. Frickenstein received a bonus of $21,600 in 2007 and of $23,903 in 2008. Mr. Frickenstein was also paid his relocation expenses and hotel expenses up to and including July 19, 2006. Mr. Frickenstein will also be reimbursed for reasonable expenses incurred in connection with Breda’s business. Mr. Frickenstein will also be entitled to any employee benefits as are provided by Breda from time to time, other than any retirement benefits as may be offered by Breda. Mr. Frickenstein is entitled to four weeks of paid vacation per year under the employment agreement.

The term of the employment agreement is from July 1, 2006 through June 30, 2009. Breda may terminate the employment agreement at any time by giving 60 days written notice to Mr. Frickenstein. In that circumstance, Mr. Frickenstein will be paid a severance allowance on the date of termination, with the amount of the severance allowance depending upon when the termination occurs. If the termination had occurred during the first year of the employment agreement, the severance allowance would have been equal to six months of Mr. Frickenstein’s regular salary. The severance allowance would have been four months of his regular salary if the termination had occurred during the second year of the employment agreement. The severance allowance is two months of his regular salary if the termination occurs during the third year of the employment agreement.

Mr. Frickenstein may also terminate the employment agreement by giving 60 days notice to Breda.

The employment agreement may also be terminated by Breda for cause upon five days written notice to Mr. Frickenstein.

The employment agreement may also be terminated by Breda if Mr. Frickenstein is absent from his employment by reason of illness or other incapacity for more than 20 consecutive weeks. Breda will pay Mr. Frickenstein compensation during any period of illness or incapacity in accordance with Breda’s sick pay policy as then in effect.

The employment agreement includes a noncompete covenant that applies during the term of the employment agreement and for a period of one year after the termination of the employment agreement, and provides that Mr. Frickenstein will not enter into or engage in any business competitive with that of Breda within a 50 mile area in which Breda is then doing business or solicit or attempt to solicit any of Breda’s customers with the intent or purpose to provide them with competitive goods or services.

Mr. Deisbeck. Breda entered into an employment agreement with Mr. Deisbeck on June 14, 2006, pursuant to which Mr. Deisbeck became employed as the chief operations officer of Breda effective on July 1, 2006. Breda anticipates that Mr. Deisbeck will become the chief executive officer of Breda upon the termination of his current employment agreement with Breda on June 30, 2009.

Mr. Deisbeck was an operations manager at Choice One Communications in Milwaukee, Wisconsin, from September, 2000, to October, 2002. He served as the operations manager at Red River Telephone Company in Abercrombie, North Dakota, from October, 2002, until June 30, 2006. He has held various plant operations positions in the telecommunications industry since 1988. Mr. Deisbeck is 42 years old.

Mr. Deisbeck’s annual salary was $100,000 during the first year of the employment agreement. The employment agreement provides that Mr. Deisbeck’s annual salary during the second year and the third year of the employment agreement will be set by Breda’s chief executive officer, with final approval by Breda’s board of directors, but will not be less than $100,000 per year. Mr. Deisbeck’s salary was set at $104,160 for the year commencing July 1, 2007, and at $107,290 for the year commencing July 1, 2008. Breda’s chief executive officer, with the approval of Breda’s board of directors, may also establish a bonus program for Mr. Deisbeck for the second year and the third year of the employment agreement. No formal bonus program has been established, but Mr. Deisbeck received a bonus of $18,500 in 2007 and of $18,749 in 2008. Mr. Deisbeck was also paid his relocation expenses and hotel expenses up to and including July 19, 2006. Mr. Deisbeck will also be reimbursed for reasonable expenses incurred in connection with Breda’s business. Mr. Deisbeck will also be entitled to any employee benefits as are provided by Breda from time to time, including any retirement benefits as may be offered by Breda. Mr. Deisbeck is entitled to four weeks of paid vacation per year under the employment agreement.

The term of the employment agreement is from July 1, 2006 through June 30, 2009. Breda may terminate the employment agreement at any time by giving 60 days written notice to Mr. Deisbeck. In that circumstance, Mr. Deisbeck will be paid a severance allowance on the date of termination, with the amount of the severance allowance depending upon when the termination occurs. If the termination occurred during the first year of the employment agreement, the severance allowance would have been equal to six months of Mr. Deisbeck’s regular salary. The severance allowance would have been four months of his regular salary if the termination had occurred during the second year of the employment agreement. The severance allowance is two months of his regular salary if the termination occurs during the third year of the employment agreement.

Mr. Deisbeck may also terminate the employment agreement by giving 60 days notice to Breda.

The employment agreement may also be terminated by Breda for cause upon five days written notice to Mr. Deisbeck.

The employment agreement may also be terminated by Breda if Mr. Deisbeck is absent from his employment by reason of illness or other incapacity for more than 20 consecutive weeks. Breda will pay Mr. Deisbeck compensation during any period of illness or incapacity in accordance with Breda’s sick pay policy as then in effect.

The employment agreement also includes a noncompete covenant that applies during the term of the employment agreement and for a period of one year after the termination of the employment agreement, and provides that Mr. Deisbeck will not enter into or engage in any business competitive with that of Breda within a 50 mile area in which Breda is then doing business or solicit or attempt to solicit any of Breda’s customers with the intent or purpose to provide them with competitive goods or services.

Ms. Morlok. Ms. Morlok was the chief financial officer and co-chief executive officer of Breda from March 20, 1998 to July 1, 2006. She also served as Breda’s interim chief executive officer from April 11, 2006 until July 1, 2006. Her title since July, 2006 has been chief financial officer. Ms. Morlok is 55 years old.

Breda entered into its current employment agreement with Ms. Morlok on July 10, 2008. The employment agreement was made retroactive to July 1, 2008, and the term of the employment agreement will end on June 30, 2011. The employment agreement replaced the prior employment agreement between Breda and Ms. Morlok which had expired by its terms on June 30, 2008.

Ms. Morlok’s annual salary is $98,699 for the year beginning July 1, 2008 through June 30, 2009. Ms. Morlok’s annual salary for the years beginning July 1, 2009 and July 1, 2010 will be set by the Board of Directors after receiving recommendations from Breda’s chief executive officer, but Ms. Morlok’s annual salary for those years will not be less than $98,699.

If Ms. Morlok is employed on December 31 of the calendar years 2008, 2009 and 2010, she will be entitled to a bonus for each of those respective years pursuant to a procedure for the determination of the bonus which will be established by the Board of Directors and the chief executive officer of Breda, but the final determination as to the amount of the bonus rests solely with the Board. Ms. Morlok received a bonus of $17,248 for 2008.

If the employment agreement is terminated by Breda without cause, Ms. Morlok will be paid on the date of termination a payment equal to one year of pay or the amount remaining to be paid under the employment agreement, whichever is less. Ms. Morlok will not be entitled to any severance pay if she voluntarily terminates the employment agreement or if Breda terminates the employment agreement for cause.

Ms. Morlok will also be reimbursed for reasonable and appropriate expenses incurred in connection with Breda’s business. Ms. Morlok will also be entitled to all employee benefits as are provided by Breda from time to time to all full time employees of Breda.

Breda may terminate the employment agreement at any time by giving 30 days written notice to Ms Morlok.

Ms. Morlok may also terminate the employment agreement at any time by giving 60 days notice to Breda.

The employment agreement may also be terminated by Breda for cause upon five days written notice to Ms. Morlok.

The employment agreement may also be terminated by Breda if Ms. Morlok is absent from her employment by reason of illness or other incapacity for more than 26 consecutive weeks. Breda will pay Ms. Morlok compensation during any period of illness or incapacity in accordance with Breda’s sick pay policy as then in effect.

The employment agreement includes a noncompete covenant that applies during the term of the employment agreement and for a period of one year after the termination of the employment agreement, and provides that Ms. Morlok will not enter into or engage in any business competitive with that of Breda within a 50 mile area in which Breda is then doing business or solicit or attempt to solicit any of Breda’s customers with the intent or purpose to provide them with competitive goods or services.

The employment agreement also includes a confidentiality covenant from Ms. Morlok.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

The following summary compensation table shows the compensation paid by Breda to Steve Frickenstein, Charles Diesbeck and Jane Morlok, Breda’s chief executive officer, chief operations officer and chief financial officer, respectively, during the 2007 and 2008 fiscal years.

2007 and 2008 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total

Steve Frickenstein, Chief Executive Officer	2008 2007	$142,622 $142,884	$23,903 $21,600	$15,948 $16,630	$182,473 $181,114

Charles Deisbeck, Chief Operations Officer	2008 2007	$105,654 $105,853	$18,749 $18,500	$30,176 $23,080	$154,579 $147,433

Jane Morlok, Chief Financial Officer	2008 2007	$97,195 $97,377	$17,248 $17,020	$25,445 $18,194	$139,887 $132,591

The “Salary” column in the summary compensation table includes contributions by the officer of 3% of the annual gross salary of the officer pursuant to Breda’s defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. As a condition to participation in that program, participants must contribute a minimum of 3% of their annual gross salary.

The “All Other Compensation” column in the above summary compensation table includes contributions by Breda to the defined benefit retirement and security program on behalf of the officer in an amount equal to 9.0% of the officer’s annual gross salary. Breda was also required to contribute a 2.32% surcharge on the officer’s annual gross salary into the defined benefit retirement and security program for plan years 2004 through 2007 in order to meet current and projected funding requirements. Mr. Frickenstein does not participate in the defined benefit retirement security program.

The “All Other Compensation” column in the above summary compensation table also includes the following:

•

A long term disability contribution based on a combination of fixed percentages times premiums for medical/dental and group life; AD&D and the R&S retirement plan, as well as adjustments for the exclusionary period of the long term disability plan and Breda’s selection of waived benefits options on the plan;

•	Premiums on health, life and accidental death and dismemberment insurance, and health insurance premiums and deductible reimbursements;
•	Payments from a fund established by Breda based upon sales of cell phones;
•	A yearly clothing allowance; and
•

The estimated yearly value of local telephone service, basic cable service, and internet access service is provided by Breda or its subsidiaries at no cost, or reduced cost, to the officer. The estimated yearly value of those services as of December 31, 2008 was as follows: (i) local telephone service - $210-$246; (ii) basic cable service -$0-$305.40; and (iii) internet access -$275.28-$575.88.

Breda adopted the Retirement and Security Program of the National Telecommunications Cooperative Association and its member systems on January 1, 1980. The program is a defined benefit pension plan which is among the 600 largest pension plans in the United States, and the pension benefits are insured to established limits by the Pension Benefit Guaranty Corporation in the event that the entire program terminates. The benefits under the program are determined under a formula that takes into consideration the retiree’s age, highest five years of compensation, years of service, annual accruals, and actuarial factors. The benefit is then expressed as an annuity beginning at retirement age. A lump sum benefit payable under the program would be the actuarial equivalent present value of the annuity.

Breda’s contribution is 9.0% of the employee’s annual gross salary, of which 1.7% purchases a pre-retirement death benefit. Breda was also required to contribute a 2.32% surcharge on the employee’s annual gross salary into the defined benefit retirement and security program for plan years 2004 through 2007 in order to meet current and projected funding requirements. The employee contribution is 3% of the employee’s annual gross salary.

An employee who completes 1,000 hours of service and meets certain other eligibility requirements may begin participation on the closest of the following dates: January 1st, April 1st, July 1st or October 1st.

A summary of Breda’s employment agreements with Mr. Frickenstein, Mr. Deisbeck and Ms. Morlok is set forth above in the “SIGNIFICANT EMPLOYEES” section of this Proxy Statement.

As noted in that discussion, the terms of Breda’s employment agreements with Mr. Frickenstein, Mr. Deisbeck and Ms. Morlok include the possibility of a severance payment if Breda terminates the employment agreement without cause. The amount of the severance payment with respect to Mr. Frickenstein and Mr. Deisbeck depends upon when the termination occurs. If the termination occurs during the first year of their employment agreement, the severance amount would be equal to six months of their regular salary, with the amount being lowered to four months of their regular salary if the termination occurs during the second year of the employment agreement, and with the amount being reduced to two months of their regular salary if the termination occurs during the third year of their employment agreement. Breda is currently in the third year of each of those employment agreements. The severance payment under Ms. Morlok’s employment agreement will be a payment equal to one year of pay or the amount of salary remaining to be paid under the employment agreement, whichever is less.

Charles Thatcher is the president of Breda. No information is provided for Mr. Thatcher in the summary compensation table because he does not receive compensation in his capacity as the president of Breda. Mr. Thatcher does receive compensation for his services as a director of Breda. The compensation payable to directors is discussed below.

Compensation of the Board of Directors.

The following director compensation table shows the compensation paid by Breda to the directors of Breda during 2008.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash	All Other Compensation[1]	Total

Charles Thatcher	$7,700	$938	$8,638
Dave Grabner[2]	$2,200	$469	$2,669
Rick Anthofer	$6,250	$1,031	$7,281
Neil Kanne	$5,825	$918	$6,743
Daniel Nieland	$5,600	$804	$6,404
Clifford Neumayer	$6,100	$900	$7,000
Robert Buelt	$5,100	$1,109	$6,209
Dean Schettler[3]	$3,450	$462	$3,912

1

The directors can receive dial-up or high-speed Internet access, cable TV service, and local telephone service from Breda or one of its subsidiaries at no cost, or reduced cost. The estimated yearly value of dial-up and high-speed Internet access as of December 31, 2008 was, respectively, $263.40 and $575.88. The estimated yearly value of local telephone service as of December 31, 2008 was between $228-$246, and cable TV service was approximately $305.

2	Dave Grabner was a director until May 22, 2008.
3	Dean Schettler became a director on May 22, 2008.

Since October, 2006, all of Breda’s directors have received $200 for each regular, special and conference call meeting of the Board of Directors. The directors received $150 for each such meeting from June, 2003 through May, 2005, and $175 from June, 2005 through September, 2006. The secretary and treasurer of Breda also currently receive an additional $25 for each regular, special and conference call meeting of the Board of Directors, and the president of Breda receives an additional $100 per meeting. Those payments are, however, made to those individuals in their capacities as directors, and are based upon their additional duties at meetings of the Board of Directors

Since October, 2006, all of Breda’s directors have received $200 per day for attending all day industry meetings related to Breda’s or its subsidiaries' businesses. The meetings are not generally formal meetings of the Board of Directors, but the meetings are attended by the directors in their capacity as a director of Breda. The directors received $150 per day for each all day industry meeting from June, 2001 through May, 2005, and $175 from June, 2005 through September, 2006.

Since October, 2006, all of Breda’s directors have received $200 for each outside meeting attended by a director which lasts over three hours. The directors receive one-half of their regular meeting rate for each outside meeting which lasts less than three hours. Outside meetings are not formal meetings of the Board of Directors, and some examples of outside meetings are conventions and city council meetings and meetings for purposes of ballot counting. The directors received $150 for each such outside meeting from June, 2001 through May, 2005, and $175 from June, 2005 through September, 2006.

Since October, 2006, directors who serve on a committee have received $200 for each committee meeting which does not coincide with another meeting of the Board of Directors. The directors received $150 for each such committee meeting from October, 2001 through May, 2005, and $175 from June, 2005 through September, 2006.

Breda’s directors are also reimbursed for mileage and for any expenses incurred by them on account of attendance at any meeting of the Board of Directors or other meetings attended by them in their capacity as a director of Breda. The above director compensation table does not include amounts which were reimbursements to a director.

The compensation of the directors is established solely by the Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Breda’s Common Stock as of April 15, 2009 by the following individuals:

•	Breda’s directors;
•	Breda’s officers;
•	Each nominee for election as a director at the Meeting; and
•	Breda’s directors and officers as a group.

Clifford Neumayer and Rick Anthofer are two of the nominees for the three director positions which are to be filled at the Meeting. Mr. Neumayer and Mr. Anthofer are incumbent directors, and they are not separately designated as a nominee for election as a director in the following table.

Breda had 30,851 outstanding shares on April 15, 2009.

Security Ownership Table

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class

Series 1 and Series 2 Class A Common Stock	Charles Thatcher, Director and President	42[2]	.136%

Series 2 Class A Common Stock	Daniel Nieland, Director and Vice-president	1.003%

Series 2 Class A Common Stock	Rick Anthofer, Director and Treasurer	53.172%

Series 2 Class A Common Stock	Neil Kanne, Director and Secretary	2.006%

Series 3 Class A Common Stock	Dean Schettler, Director	2.006%

Series 1 and Series 2 Class A Common Stock	Clifford Neumayer, Director	186[3]	.603%

Series 2 Class A Common Stock	Robert Buelt, Director	151[4]	.490%

Series 3 Class A Common Stock	Clint Daniel, Nominee for election as a Director	1.003%

Series 3 Class A Common Stock	Dr. Daniel McDermott, Nominee for election as a Director	121.392%
All directors and officers as a group (7 persons)	437	1.416%

[1]	Unless otherwise indicated by a footnote, all of the shares are directly owned by the listed individual and are not pledged as security by the listed individual.

[2]	Sixteen of these shares are held by Mr. Thatcher’s spouse. Twenty-five shares are shares of the Series 1 Class A Common Stock. All of the other shares are Series 2 Class A Common Stock.

[3]	Five of these shares are held by Mr. Neumayer’s spouse and are shares of the Series 1 Class A Common Stock.

[4]	Sixteen of these shares are held by Mr. Buelt’s spouse and twelve of these shares are held by Mr. Buelt’s minor son.

Steve Frickenstein, Charles Deisbeck and Jane Morlok are employed as, respectively, Breda’s chief executive officer, chief operations officer and chief financial officer. None of them own any shares of Common Stock.

To Breda’s knowledge, as of the mailing of this Proxy Statement:

•

No person or group was the beneficial owner of more than 5% of the outstanding Common Stock, and no person or group held more than 5% of the outstanding Common Stock pursuant to any voting trust or similar agreement; and

•	There were no arrangements, including any pledge of Common Stock by any person, the operation of which may at a subsequent date result in a change in control of Breda.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Board of Directors has selected Kiesling Associates LLP as Breda’s independent auditor for the fiscal year ending December 31, 2009, and the Board is asking the shareholders to ratify that selection. Kiesling Associates LLP has served as Breda’s independent auditor since 1998. Although the engagement, retention and supervision of Breda’s independent auditor is within the authority of the Board of Directors, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Kiesling Associates LLP for ratification by the shareholders as a matter of good corporate practice.

The Board of Directors is not aware of any direct or material indirect financial interests of Kiesling Associates LLP in Breda or any of Breda’s subsidiaries.

If a quorum exists for the Meeting, the ratification of the selection of Kiesling Associates LLP as Breda’s independent auditor will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

One or more representatives of Kiesling Associates LLP are expected to be present at the Meeting and will have the opportunity to make a statement at the Meeting, if they desire to do so, and are also expected to be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following paragraphs describe the aggregate fees that were billed to Breda by Kiesling Associates LLP for the fiscal years ended December 31, 2007 and December 31, 2008.

Audit Fees.

Breda was billed $37,650 and $33,519 for, respectively, the fiscal years ended December 31, 2007 and December 31, 2008 for the audit of Breda’s annual financial statements and review of the financial statements included in Breda’s quarterly reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those two fiscal years.

Audit Related Fees.

Breda was billed $18,407 and $11,921 for, respectively, the fiscal years ended December 31, 2007 and December 31, 2008 for assurance and related services that were reasonably related to the performance of the audit or review of Breda’s financial statements and which are not reported under "Audit Fees" above. The nature of those services was compliance, assurance and review work in connection with SEC filings.

Tax Fees.

Breda was billed $4,700 and $4,900 for, respectively, the fiscal years ended December 31, 2007 and December 31, 2008 for tax compliance, tax advice and tax planning services. The nature of those services was tax return and estimated tax preparation work.

All Other Fees.

Breda was billed $3,885 and $2,900 for, respectively, the fiscal years ended December 31, 2007 and December 31, 2008 for products and services which are not described under "Audit Fees", "Audit Related Fees" or "Tax Fees" above. The nature of those products and services was consulting on industry related issues.

Each specific, one-time engagement of Kiesling Associates LLP is approved by the Board of Directors of Breda. The Board of Directors does pre-approve on a quarterly basis a budget for the provision of services, such as industry consulting, accounting seminars or tariff consulting, by non-audit personnel of Kiesling Associates LLP.

AUDIT COMMITTEE REPORT

As previously noted in this Proxy Statement, Breda does not have a separately-designated standing audit committee of the Board of Directors, and Breda’s entire Board of Directors performs any functions that would otherwise be performed by a separately-designated standing audit committee. Breda’s Board of Directors has not adopted a written charter with respect to the Board of Directors’ performance of audit committee type functions.

The general function performed by the Board of Directors in its role as an audit committee is to oversee the quality and integrity of the accounting, auditing and financial reporting practices of Breda. The Board of Directors' role in performing the functions of an audit committee includes overseeing the audit of Breda’s financial statements and the performance of Breda’s internal accounting and financial reporting and internal auditing processes, and discussing with management Breda’s processes to manage business and financial risk. The role of the Board of Directors in performing the functions of an audit committee also includes the appointment, compensation, retention and oversight of the independent auditor engaged to prepare and issue audit reports on Breda’s financial statements.

The Board of Directors relies on the expertise and knowledge of management and Breda’s independent auditor in carrying out its oversight responsibilities. For example, management is responsible for the preparation, presentation and integrity of Breda’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Breda’s system of internal control. Breda’s independent auditor, Kiesling Associates LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Board of Directors has reviewed and discussed Breda’s audited financial statements and related footnotes for the year ended December 31, 2008, and the independent auditor’s report on those financial statements, with management of Breda and with Kiesling Associates LLP, Breda’s independent auditor. The Board of Directors has also discussed with Kiesling Associates LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Board of Directors has also received the written disclosures and the letter from Kiesling Associates LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Kiesling Associates LLP’s communications with the Board of Directors concerning independence, and has discussed with Kiesling Associates LLP that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the Board of Directors determined that Breda’s audited financial statements be included in Breda’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The name of each director of Breda is as follows:

Daniel Nieland	Robert Buelt
Clifford Neumayer	Charles Thatcher
Dean Schettler	Rick Anthofer
Neil Kanne

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Breda currently anticipates holding the annual shareholders meeting for 2010 in May or June of 2010.

In order for a proposal of any shareholder pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Breda’s proxy materials for the annual meeting of shareholders to be held in 2010, the proposal must be received at Breda’s principal executive office by no later than the close of business on January 10, 2010. Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in Breda’s proxy materials. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Breda’s proxy materials.

Any shareholder proposal, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Breda’s principal executive office by no later than January 10, 2010.

As discussed in the "ELECTION OF DIRECTORS" section of this Proxy Statement, Breda has a nomination process where any three or more Class A Common Stock shareholders can nominate an individual for election as a director of Breda. Breda currently intends to notify its shareholders in February, 2010 that anyone wishing to nominate themselves to serve as a director, or another Class A Common Stock shareholder to serve as a director, will need to submit a nomination petition and the related nominee statement to Breda by no later than March 31, 2010.

A shareholder who wishes to submit a proposal or a nomination petition is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the governing documents of Breda.

All proposals and nomination petitions should be directed to Breda at Breda’s principal executive office located at 112 E. Main, P.O. Box 190, Breda, Iowa, to the attention of Breda’s President. Breda suggests that proposals be sent by certified mail, return receipt requested, or by another means which permits proof of the date of delivery.

OTHER MATTERS

The Board of Directors does not intend to bring any matters before the shareholders for action at the Meeting other than the two matters noted in this Proxy Statement. Also, as discussed in the Section above entitled “VOTING SECURITIES,” given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the 2008 Annual Report to Shareholders is mailed to shareholders together with this Proxy Statement. The 2008 Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

By order of the Board of Directors,

/s/Neil Kanne

Neil Kanne

Secretary

Breda, Iowa

May 1, 2009

BREDA TELEPHONE CORP.

BALLOT

This Ballot is provided to you as a shareholder of Breda Telephone Corp. (“Breda”) in connection with the annual meeting of the shareholders which will be held on May 21, 2009, commencing at 6:30 p.m., at the Breda Legion Hall, 208 Main, Breda, Iowa, and any adjournment or postponement thereof. If you need directions to the Breda Legion Hall, please call Breda at (712) 673-2311.

The shares held by you will be voted in accordance with your specifications provided in this Ballot if this Ballot is properly completed and timely returned to Breda. You must complete and date this Ballot and place it in the enclosed envelope marked “Ballot”. You must then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it. You must mail this Ballot so that it will be received at the post office box noted on the control number envelope by no later than 3:00 p.m. on May 21, 2009, or you can deliver this Ballot in person at the meeting. If you mail this Ballot to Breda and attend the meeting and desire to change your vote from that indicated on this Ballot, you may do so by notifying the Secretary or another officer of Breda at the commencement of the meeting and you will be provided with another ballot to complete and deliver to the Secretary at the meeting.

This Ballot is solicited on behalf of the Board of Directors of Breda, and is being provided to you by Breda in accordance with the Second Amended and Restated Bylaws of Breda.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2009.

The Proxy Statement and 2008 Annual Report are available at www.westianet.comunder the “Company” section of that website.

There are three director positions to be filled and there are four nominees to fill those positions. If you do not vote for a particular nominee and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of that nominee, but your vote for the other nominees will still be counted. If you do not vote for any of the nominees and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of all of the nominees.

Election of Directors

I hereby vote FOR the following nominees for director. (TO VOTE FOR A NOMINEE, PLACE AN “X” IN THE BOX BY THE NAME OF THE NOMINEE)

☐ Rick Anthofer	☐	Clint Daniel	☐	Dr. Daniel McDermott	☐	Clifford Neumayer

Ratification of Selection of Independent Auditor

I hereby vote as follows with respect to the ratification of the selection of Kiesling Associates LLP to act as the independent auditor for Breda during 2009. (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS MATTER)

☐ For	☐ Against	☐ Abstain

A shareholder abstaining will be counted for quorum purposes, but the shares of the shareholder will not be counted as votes cast for or against the ratification of the selection of the independent auditor.

Dated: __________________, 2009.